                                                          EXHIBIT 99.(a)(5)(xii)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give to EquiServe Trust Company--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give to EquiServe Trust Company.

---------------------------------------------
                             Give the
                             SOCIAL SECURITY
For this type of account:    number of-
---------------------------------------------
 1. Individual               The individual
 2. Two or more individuals  The actual owner
    (joint account)          of the account
                             or, if combined
                             funds, the first
                             individual on
                             the account(1)
 3. Husband and wife (joint  The actual owner
    account)                 of the account
                             or, if combined
                             funds, the first
                             individual on
                             the account(1)
 4. Custodian account of a   The minor(2)
    minor (Uniform Gift to
    Minors Act)
 5. Adult and minor (joint   The adult or, if
    account)                 the minor is the
                             only contributor,
                             the minor(1)
 6. Account in the name of   The ward, minor
    guardian or committee    or incompetent
    for a designated ward,   person(3)
    minor or incompetent
    person
 7. a. The usual revocable   The grantor-
    savings trust account    trustee(1)
    (grantor is also trustee)
    b. So-called trust       The actual
    account that is not a    owner(1)
    legal or valid trust
    under state law
 8. Sole proprietorship      The owner(4)

                                        ------
                              Give the
                              EMPLOYER
                              IDENTIFICATION
For this type of account:     number of--
                                        ------
 9. A valid trust, estate or  The legal entity
    pension trust             (do not furnish
                              the identifying
                              number of the
                              personal
                              representative
                              or trustee
                              unless the legal
                              entity itself is
                              not designated
                              in the account
                              title.)
                              (5)
10. Corporate                 The corporation
11. Religious, charitable or  The organization
    educational tax-exempt
    organization
12. Partnership account held  The partnership
    in the name of the
    business
13. Association, club or      The organization
    other tax-exempt
    organization
14. A broker or registered    The broker or
    nominee                   nominee
15. Account with the          The public
    Department of             entity
    Agriculture in the name
    of a public entity (such
    as a state or local
    government, school
    district or prison) that
    receives agricultural
    program payments

--------------------------------------- ---------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).
(5) List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you don't have a TIN or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security
Administration or the Internal Revenue Service and apply for a number.

Payees Exempt From Backup Withholding
Payees specifically exempted from backup withholding include the following:

  1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
  2. The United States or any of its agencies or instrumentalities.
  3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
  4. A foreign government or any of its political subdivisions, agencies, or instrumentalities.
  5. An international organization or any of its agencies or instrumentalities.

 Other payees that may be exempt from backup withholding include:
  6.  A corporation.
  7. A foreign central bank of issue.
  8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
  9. A futures commission merchant registered with the Commodity Futures Trading Commission.
 10. A real estate investment trust.
 11. An entity registered at all times during the tax year under the Investment Company Act of 1940.
 12. A common trust fund operated by a bank under section 584(a).
 13. A financial institution.
 14. A middleman known in the investment community as a nominee or custodian.
 15. A trust exempt from tax under section 664 or described in section 4947.

Payments Exempt From Backup Withholding
Dividends and patronage dividends that generally are exempt from backup withholding include:

 . Payments to nonresident aliens subject to withholding under section 1441. . Payents to partnerships not engaged in a trade or business in the United
   States and that have at least one nonresident alien partner.
 . Payments of patronage dividends not paid in money.
 . Payments made by certain foreign organizations.
 . Section 404(k) distributions made by an ESOP.

Interest payments that generally are exempt from backup withholding include:

 . Payments of interest on obligations issued by individuals. Note: you may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided a correct TIN to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Internal Revenue Code sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Privacy Act Notice.--Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report, among other things, interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish TIN.--If you fail to furnish your correct TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil and Criminal Penalties for False Information.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a $500 civil penalty. Willfully falsifying certifications or affirmations may also subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE

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